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                                                                    EXHIBIT 24.1



                            GENERAL HOST CORPORATION

                               POWER OF ATTORNEY


        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints J. Theodore Everingham and James R. Simpson, and each of them, his true and lawful attorneys-in-fact and agents (with full power to each of them to act alone), with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a certain Registration Statement on Form S-8 to be filed by General Host Corporation and any and all amendments thereto, and to file the same with the Securities and Exchange Commission and any other appropriate authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their or his substitute(s), may lawfully do or cause to be done by virtue hereof.



Dated  July 30, 1997                         /s/ Harris J. Ashton
                                             Harris J. Ashton, Chairman of
                                             the Board, President and Chief
                                             Executive Officer (Principal
                                             Executive Officer and Principal
                                             Financial Officer) and Director